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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

June 18, 2002
Date of Report (date of earliest event reported)

Peregrine Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 Valley Centre Drive
San Diego, CA 92130
(Address of principal executive offices)

(858) 481-5000
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS

        Peregrine Systems, Inc. announced plans to consolidate its offices and reduce its North American workforce. Peregrine announced that it intends to reduce its workforce by 48 percent in the next few weeks, reducing the number of employees from approximately 2,900 to 1,500 remaining after the previously announced divestiture of its Supply Chain Enablement business.

        Peregrine also announced that it is reviewing consolidating its operations outside of North America.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release, dated June 18, 2002

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2002

PEREGRINE SYSTEMS, INC.
By:	/s/ FRED GERSON Fred Gerson Chief Financial Officer

2

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated June 18, 2002

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Exhibit Index